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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: November 10, 1998


                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            Canada                      1-2275                     None
(STATE OR OTHER JURISDICTION         (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)              FILE NUMBER)           IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 849-5271

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Item 5.     Other Events.

On November 10, 1998, The Seagram Company Ltd. (the "Corporation") entered into an Acquisition Agreement, among the Corporation, PolyGram N.V. ("PolyGram") and Orion Pictures Library Acquisition Co., Inc. ("Orion") with respect to its previously announced agreement in principle to sell certain film library assets of PolyGram Filmed Entertainment to Orion, an indirect subsidiary of Metro-Goldwyn-Mayer Inc., following the Corporation's acquisition of PolyGram. The purchase price for the transaction is approximately $250 million, with $235 million to be paid in cash at the closing of such transaction and the remaining estimated $15 million to be paid from operating cash flow from the assets prior to the expected closing of the transaction on December 31, 1998. The transaction is subject to the consummation of the Corporation's previously announced offer for all issued shares of PolyGram, the receipt of regulatory approvals and other customary closing conditions.
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE SEAGRAM COMPANY LTD.
                                           (Registrant)



Date: November 13, 1998
                                    By:  /s/ Daniel R. Paladino
                                         -------------------------------------
                                         Daniel R. Paladino
                                         Executive Vice President, Legal
                                           and Environmental Affairs